SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2007

DGT Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-137460	E.I.N Number Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. D2003 Gahood Villas, Baizin Zhuang, Hou Sha Yu, Shunyi District, Beijing, China	101300 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 130-7113-7549

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Under a Share Transfer Agreement dated February 22, 2007 (the “Share Transfer Agreement”), Madam Kam Chung Hui acquired a total of 6,000,000 shares of common stock of DGT Corp. (the “Company”), representing approximately 66.67% of the current issued and outstanding shares of common stock from the Company’s former affiliate shareholder, Mr. Romel Alibudbud. Madam Kam Chung Hui paid an aggregate consideration of $60,000 (or $0.01 per share) for the shares from her personal funds.

As a result of this transaction, Madam Kam Chung Hui has assumed control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGT Corp.

/s/ Jurgen Ballmaier
Jurgen Ballmaier
President, CEO and Director

Date: February 27, 2007